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                                   EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

Company                                            State
---------------------------------------            ------------
Royal Bank America, Inc.                           Pennsylvania
Royal Investments of Delaware, Inc.                Delaware
Royal Real Estate of Pennsylvania, Inc.            Pennsylvania
Crusader Servicing Corporation                     Pennsylvania
Royal Investments America, LLC                     Pennsylvania
Royal Bancshares Capital Trust I                   Delaware
Royal Bancshares Capital Trust II                  Delaware